Exhibit 4

SUBSCRIPTION AGREEMENT

TO:	Steward Realty Trust, Inc.

3014 Dauphine Street, Ste A #83098

New Orleans, LA 70117-6725

Ladies and Gentlemen:

This Subscription Agreement (referred to below as “Subscription Agreement” or “Agreement) is a binding legal contract that contains the terms and conditions of my purchase of shares of Class A Common Stock (the “Securities”) described in the Offering Statement of the Company filed with the SEC (the “Offering Statement”). I understand, acknowledge and agree to the disclosures on pages 1 and 2 and to the terms and conditions that follow:

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTORS IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY STEWARD TECHNOLOGIES LTD. (THE “PLATFORM”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY EACH INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY THOSE STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

1. Subscription.

(a) By executing this Subscription Agreement, the undersigned (referred to in this Subscription Agreement as “Subscriber” or “I”) irrevocably subscribes for and agrees to purchase Securities of Steward Realty Trust, Inc., a Maryland corporation (referred to as the “Company”), at a purchase price of $10.00 per share (the “Per Security Price”), upon the terms and conditions set forth in this Agreement. The minimum subscription is $500. The rights of the Class A Common Stock are set forth in the Amended and Restated Articles of Incorporation, filed as an exhibit to the Offering Statement.

(b) I understand that the Securities are being offered pursuant to an offering circular dated [DATE] (the “Offering Circular”) and filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, I acknowledge that I have received this Subscription Agreement, copies of the Offering Circular and Offering Statement, including exhibits, and any other information required by me to make an investment decision.

(c) My subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as defined below), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to me only a portion of the number of Securities I have subscribed for. The Company will notify me whether this subscription is accepted (whether in whole or in part) or rejected. If my subscription is rejected, my payment (or portion of it if partially rejected) will be returned to me without interest and all of my obligations under this Subscription Agreement shall terminate.

(d) The aggregate number of Securities sold in the offering shall not exceed 5,000,000 (the “Maximum Offering”). The Company may accept subscriptions until [DATE], unless that period is extended by the Company in its sole discretion in accordance with applicable SEC regulations for such additional period as is required to sell the Maximum Offering (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each being referred to as a “Closing Date”).

(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for those provisions that are identified as surviving termination . Those provisions shall remain in full force and effect following termination.

2. Purchase Procedure.

(a) Payment. I will be required to pay the purchase price for the Securities simultaneously with my execution and delivery to the Company of the signature page of this Subscription Agreement. I will deliver a signed copy of this Subscription Agreement at the address of the Company set forth below, along with payment for the aggregate purchase price of the Securities by ACH electronic transfer or wire transfer to an account designated by the Company.

(b) My funds will remain in a segregated non-interest bearing bank account owned by the Company at Cross River Bank, Inc. and I will not be admitted as a shareholder until the Company has accepted my investment in the Company and funds received by the Company in payment of the subscribed Class A Common Stock are drawn upon by the Company. Funds will be drawn upon by the Company only after the Company has verified that I meet the applicable investment requirements, as set forth in the Offering Circular. I will receive notice and evidence of the digital entry of the number of my Securities as reflected in the Company’s records and verified by VStock Transfer, LLC (the “Transfer Agent”). Those records will bear a notation that the Securities were sold in reliance upon Regulation A. Once my subscription is accepted by the Company, I may not cancel, terminate or revoke my subscription.

3. Representations and Warranties of the Company. The following representations and warranties of the Company are true and complete in all material respects as of each Closing Date, except as otherwise indicated. For purposes of making these representations and warranties, an individual shall be deemed to have “knowledge” of a particular fact or other matter if (s)he is actually aware of such fact. The Company as an entity will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite power and authority to own and operate its properties and assets, and to execute and deliver this Subscription Agreement and any other agreements or instruments required by this Agreement. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold, delivered and paid for in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority for Agreement. The execution and delivery by the Company of this Subscription Agreement and the completion of the transactions contemplated (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon execution by the Company and me, this Subscription Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement (i) is limited by applicable bankruptcy and other laws affecting enforcement of creditors’ rights generally; (ii) is limited by laws relating to the availability from a court of specific performance, injunctive relief, or other equitable remedies which order a person to do, or refrain from doing, a particular act, as distinguished from simply paying monetary damages; and (iii), is limited by considerations of public policy and by federal or state securities laws as they may apply to provisions of this Agreement relating to indemnification from liability to third parties and monetary contribution to one party by the other party to this Agreement to assist in the payment of any damages owed to third parties.

(d) No filings. Assuming the accuracy of my representations and warranties set forth in Section 4 below, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement, except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have already been made or obtained, or (iii) where the failure to obtain any such approvals would not have a material adverse effect on the ability of the Company to perform its obligations under this Subscription Agreement.

(e) Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Securities are as set forth in the section entitled “Securities Being Offered” in the Offering Circular. Except as may be set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal to purchase), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Financial statements. Complete copies of the Company’s financial statements consisting of the balance sheets of the Company as at December 31, 2017 and the related statements of income, stockholders’ equity and cash flows for the period from the Company’s inception on March 7, 2017 until December 31, 2017 (the “Financial Statements”) have been made available to me and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. The firm dbbmckennon, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Proceeds. The Company will use the proceeds from the issuance and sale of the Securities as set forth in “Use of Proceeds” in the Offering Circular.

(h) Litigation. Except as may be set forth in the Offering Circular, there is no action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body pending, or to the Company’s knowledge, currently threatened in writing against the Company, any consultant, officer, manager, director or key employee of the Company that could materially adversely affect the Company.

4. Representations and Warranties Made by Me. By executing this Subscription Agreement, I (and, if I am purchasing the Securities subscribed for in a fiduciary capacity, the person or persons for whom I am purchasing) am making the following representations and warranties. Which are true and complete in all material respects as of the Closing Date(s):

(a) Requisite Power and Authority. I am over the age of 18 (if I am a natural person) and otherwise have all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required in connection with it, and to carry out their provisions. All action on my part required for the lawful execution and delivery of this Subscription Agreement and other required agreements have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other required agreements will be valid and binding obligations imposed on me, enforceable against me in accordance with their terms, except (a) as limited by applicable bankruptcy or other laws affecting enforcement of creditors’ rights generally and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. I understand that the Securities have not been registered under the Securities Act. I also understand that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon my representations contained in this Subscription Agreement.

(c) Illiquidity and Continued Economic Risk. I acknowledge and agree that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. I must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities by me. I acknowledge that I am able to bear the economic risk of losing my entire investment in the Securities. I also understand that an investment in the Company involves significant risks. I fully appreciate and understand all of the risk factors relating to the purchase of Securities.

(d) Accredited Investor Status or Investment Limits. I represent that either:

(i) I am an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. I represent and warrant that the information regarding me that is set forth in response to question (c) on the signature page below is true and correct; or

(ii) The aggregate purchase price set out in paragraph (b) of the signature page, together with any other amounts previously used by me to purchase Securities in this offering, does not exceed 10% of the greater of my annual income or net worth.

I represent that to the extent I have any questions with respect to my status as an accredited investor, or the application of the investment limits, I have sought professional advice.

(e) Shareholder Information. I agree that within five days after receipt of a request from the Company, I will provide such information with respect to my status as a shareholder (or potential shareholder) and will execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject, now or in the future. I further agree that in the event that I transfer any Securities, I will require the transferee of those Securities to agree to provide such information regarding the transferee to the Company as a condition of transfer.

(f) Company Information. I understand that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. I have had such opportunity as I have deemed necessary (through, for example, online chat or commentary functions) to discuss the Company’s business, operations, facilities, management and financial affairs with officers and other members of the Company’s management. I has also have had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. I acknowledge that except as set forth in this Subscription Agreement, no representations or warranties have been made to me, or to my advisors or representative, by the Company or others regarding the business or prospects of the Company or its financial condition.

(g) Valuation. I acknowledge that the per-share price of the Securities was arbitrarily determined by the company’s board of directors and will apply until December 31, 2018, or such later date as announced by the company. After that date, the per share purchase price in this offering will be adjusted annually, as of December 31, and will equal the quotient of the Company’s Net Asset Value, or “NAV,” divided by the number of shares of Class A Common Stock outstanding as of that date (“NAV per share”). Accordingly, the Company makes no warranties as to value. I further acknowledge that future offerings of Securities may be made at lower valuations and at a lower price per share, with the result that my investment will bear a lower valuation.

(h) Domicile. I maintain my domicile (and am not a transient or temporary resident) at the address shown on the signature page.

(i) No Brokerage Fees. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement which I have made with any individual or entity and which is legally binding upon me.

(j) Foreign Investors. If I am not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), I hereby represent that I have satisfied myself as to the full observance of the laws of my jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within my jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. My subscription and payment for, and continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of my jurisdiction.

5. Survival of Representations and Indemnity. The representations, warranties and covenants made by me shall survive the Termination Date of this Agreement. I agree to indemnify the Company and its officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively referred to below as the “Indemnified Parties”) against any and all loss, liability, claim, damage and expense asserted against and/or recovered from any of the Indemnified Parties by individuals or entities who are not parties to this Agreement. My indemnification obligation includes but is not limited to, reasonable attorneys’ fees and expenses reasonably incurred by any of the Indemnified Parties in investigating, preparing or defending against any false representation, warranty, breach or failure by me to comply with any covenant or agreement made by me in this Subscription Agreement or in any other document furnished by me to any of the Indemnified Parties in connection with this transaction.

6. Governing Law; Jurisdiction. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

THE PARTIES CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF MARYLAND AND NO OTHER PLACE AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE COURTS IN MARYLAND, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED BY THOSE COURTS IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. THE PARTIES FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY ANY OF THE ABOVE COURTS IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR EACH OF THEM IN SECTION 7 AND ON THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

7. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated by it shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, effective on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, effective on the third day after being deposited in the mail; or (c) emailed or telecopied, effective on the date of such delivery to the address of the respective parties as follows:

If to the Company, to: Steward Realty Trust, Inc. 3014 Dauphine Street, Ste A #80398 New Orleans, LA 70117-6725 Email: reit@gosteward.com Phone: (504) 608-0600 Fax: (504) 814-2042	with a required copy to: CrowdCheck Law LLP 1423 Leslie Avenue Alexandria, VA 22301 Phone: (703) 548-7263 Fax: (703) 548-7263

If to me, to my address as shown on the signature page;

or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email or telecopy shall be confirmed by letter given in accordance with (a) or (b) above.

8. Miscellaneous.

(a) All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the individual(s) or entity(ies) may require.

(b) This Subscription Agreement is not transferable or assignable by me.

(c) The representations, warranties and agreements made by me in this Subscription Agreement shall be deemed to be made by and be binding upon me and my heirs, executors, administrators and successors, and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except in the manner and under the circumstances specifically set forth in this Agreement or except by a writing signed by the Company and me.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to its subject matter and contains the sole and entire agreement between the parties.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of the parties to this Agreement and their respective successors and assigns, and no provision of this Agreement shall be deemed to confer third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit its provisions.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver nor shall any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies otherwise provided by law.

[SIGNATURE PAGE FOLLOWS]

STEWARD REALTY TRUST, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

By executing this signature page, and desiring to purchase Class A Common Stock of Steward Realty Trust, Inc., I adopt and agree to all terms, conditions and representations set forth in the Subscription Agreement.

(a) The number of shares of Class A Common Stock i irrevocably subscribes for is:	______________ (input number of Securities)
(b) The aggregate purchase price (based on a purchase price of $10.00 per Security) for the shares of Class A Common Stock I irrevocably subscribes for is:	$_____________ (input aggregate purchase price)

(c) EITHER (i) I am an accredited investor (as that term is defined in Regulation D under the Securities Act) because I meet the criteria set forth in the following paragraph(s) of attached Appendix A:

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of my annual income or net worth.

(d) The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:
___________________________________________ (Print name of owner or joint owners)

If the Securities are to be purchased in joint names, both persons must sign:

________________________________________

Signature

________________________________________

Name (Please Print)

________________________________________

Email address

________________________________________

Address

________________________________________

________________________________________

Telephone Number

________________________________________

Social Security Number/EIN

________________________________________

Date

________________________________________

Signature

________________________________________

Name (Please Print)

________________________________________

Email address

________________________________________

Address

________________________________________

________________________________________

Telephone Number

________________________________________

Social Security Number

________________________________________

Date

*    *    *    *    *

This Subscription is accepted on _____________, 201X	STEWARD REALTY TRUST, INC. By: _______________________________ Name: Title:

APPENDIX A

An accredited investor includes the following categories of investor:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.